UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2009

Integra Bank Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-13585	35-1632155
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21 SE Third Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	812-464-9677

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Integra Bank Corporation today announced that its bank subsidiary, Integra Bank N.A., provided a written consent to Peoples Community Bancorp, Inc ("PCBI") in connection with the transaction announced earlier today by PCBI relating to the proposed sale of certain assets and assumption of liabilities of PCBI’s thrift subsidiary. PCBI is the obligor on a $17.5 million secured line of credit from Integra Bank which has matured. Integra Bank agreed to, among other things, forbear and refrain from initiating or prosecuting any action in any court to enforce its rights with respect to the stock of PCBI's thrift subsidiary which is pledged to secure the line of credit or exercise any other rights or remedies available to Integra Bank that would have the effect of hindering or delaying the proposed transaction. These developments have not affected the status of the PCBI loan which remains on nonaccrual. Integra Bank expects to work with PCBI to develop a mutually acceptable restructuring of the line of credit prior to the proposed closing date for the purchase and assumption transaction.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integra Bank Corporation

May 18, 2009	By:	Martin M. Zorn

Name: Martin M. Zorn
Title: Chief Operating Officer and Chief Financial Officer